Prudential  Short-Term Corporate Bond Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077


March 17, 2011

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Prudential Short-Term Corporate Bond Fund, Inc.
		File Nos. 33-22363 and 811-05594

	On behalf of the Prudential Short-Term Corporate Bond Fund, Inc., enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system. Should you have any questions, please contact me at (973) 367-1220.




								Very truly yours,

       /s/ M. Sadiq Peshimam
      M. Sadiq Peshimam
Assistant Treasurer